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                                                                    EXHIBIT 99.6


                                 REVOCABLE PROXY
                                 GRANDBANC, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby makes, constitutes and appoints ____________ and ___________ and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of GrandBanc, Inc. which the undersigned would be entitled to vote if personally present at GrandBanc's special meeting of stockholders to be held on ________________, 2001 and at any postponement or adjournment of the special meeting.

         The proposal to approve and adopt the Agreement and Plan of Merger, under which GrandBanc will be merged into a subsidiary of Century Bancshares, Inc., and each outstanding share of GrandBanc common stock will automatically and without further action be converted into shares of Century common stock, as provided in the Agreement and Plan of Merger.

           [ ] FOR               [ ] AGAINST              [ ] ABSTAIN

           This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposal to approve the merger. In addition, this proxy will be voted at the discretion of the persons named as proxy herein upon any other matter properly brought before the special meeting or any adjournment or postponement thereof.




Important: Please date and sign your name(s) as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

                                             --------------------------------
                                                 Signature of Stockholder

                                             --------------------------------
                                                 Signature of Stockholder

                                             Dated: _________________,  200__



            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

        [ ] Please check here if you plan to attend the special meeting.